Exhibit 99.1

Media Contacts:

Gateway, Inc.

Brad Shaw, (858) 848-3957

brad.shaw@gateway.com

Bob Sherbin, (858) 848-3886

robert.sherbin@gateway.com

eMachines, Inc.

Bob Maples, (949) 477-0710

bmaples@maples.com

FOR IMMEDIATE RELEASE

GATEWAY TO ACQUIRE EMACHINES

Gateway becomes third-largest PC company in the U.S.

and eighth largest in the world1

Substantial costs savings and margin synergies expected

Expansion of Gateway consumer electronics products

distribution planned in the U.S. and abroad

Gateway expects return to profitability for 2005

Poway and Irvine, Calif., January 30, 2004—Gateway, Inc. today announced that it agreed to acquire privately-held eMachines, Inc., one of the fastest-growing and most efficient PC companies in the U.S., for 50 million shares of Gateway common stock and $30 million in cash.

The combination will create a strong number three-player in the U.S. PC market and the eighth largest PC company in the world with: revenue of $4.5 billion (2003 combined); nearly seven percent of the U.S. PC market; more than 25% of the U.S. retail PC market; one of the broadest lines of consumer electronics products among all PC companies; and rapidly-growing PC sales in key international markets, including Japan, the U.K. and western Europe.

The combined company plans to leverage eMachines’ established retail relationships and low cost distribution model in the U.S. and abroad to expand distribution of Gateway’s successful and growing line of consumer electronics (CE) products beyond its existing direct channels.

Gateway will also adopt many elements of eMachines’ highly efficient and profitable operating model, which last year generated approximately $1.1 billion in revenue, an increase of more than 40% over the prior year, and selling, general and administrative (SG&A) expenses in the mid-single digits as a percentage of revenue, coupled with world-class service and support and high-quality products. The fourth quarter of 2003 represented eMachines’ ninth consecutive quarter of profitable performance. Together, the combined companies expect to drive significant performance improvement, yielding substantial cost savings and margin synergies annually.

As a result of sales volume increases, planned cost savings and other synergies associated with its acquisition of eMachines, Gateway said that it expects to return to sustained profitability for 2005.

Under the agreement, Wayne Inouye, eMachines’ chief executive officer, will be CEO of Gateway and will be named to Gateway’s board of directors. Roderick Sherwood III will remain Gateway’s chief financial officer. Ted Waitt, Gateway’s founder, will remain chairman of the board, continuing to play an active role in the company’s long-term strategic direction, product development and marketing plans and other areas. Together, the three will lead an integration team comprised of the two companies’ senior executives, that will focus on rapid finalization and execution of combined cost savings plans, channel and product expansion initiatives and other growth strategies.

Under the terms of the merger agreement, eMachines’ chairman and principal shareholder, John Hui, as well as Wayne Inouye and eMachines’ management team, have entered into stockholder agreements with Gateway that provide for certain holding periods, vesting periods and sale restrictions on Gateway stock. Under this agreement, these Gateway shares can not be sold or hedged outside of the defined schedule over the next two years. In sum, eMachines’ management team is committed to an equity-based, long-term relationship with Gateway, focused on the company’s future success.

The agreement is subject to customary closing conditions, including expiration of the waiting period under Hart-Scott-Rodino and is expected to close within approximately six to eight weeks at which point the above executive appointments become effective.

Channel Synergies, Profitable Growth

With its acquisition of eMachines, Gateway is creating a company with unique distribution strengths and synergies, some of the fastest-growing PC and CE product lines in the industry and a structure that will transform to a highly efficient operating model. The transaction is expected to take Gateway’s branded integrator strategy and greatly accelerate it from both a scale and efficiency standpoint, creating a company with a low cost structure, multiple brands across multiple channels and geographies, greatly expanded points of distribution and maximum flexibility in its business model. Gateway also plans to retain its ability to integrate customized solutions for customers through its existing Consumer and Professional direct sales channels.

The company plans to sell Gateway-branded consumer and business desktop and notebook PCs as well as servers and storage products for the professional market through Gateway’s existing direct channels. Gateway will sell eMachines’ award-winning desktops and notebooks under the eMachines brand only through third-party retail channels in the U.S. and abroad. In addition, Gateway’s Professional division will benefit from eMachines’ improved operating model to be able to extend its product lines into the value-based PC category for its business, government and education customers.

In addition, the company plans to leverage eMachines’ long-standing retail relationships and low cost distribution model to expand distribution of Gateway-branded CE products to the traditional retail channel both in the U.S. and abroad. Gateway is currently the number-one seller of plasma TVs in the U.S.2 and in the past year has introduced a broad line of CE products, including award-winning digital cameras, a full line of plasma and LCD TVs, DVD players and recorders, MP3 players and home theater systems.

Finally, Gateway expects to adopt many elements of eMachines’ low-cost operating model, which has made it one of the most efficient PC vendors in the marketplace. The cost reduction plans associated with the integration of the two companies is expected to create significant SG&A savings.

“eMachines has created an operating structure, growth trajectory and reputation among customers that is a model for the future,” said Ted Waitt, chairman, CEO and founder of Gateway. “They’re bringing to Gateway a strong brand that has grown dramatically in value over the past two years relative to its retail competitors and one of the most capable management teams in the PC world.”

Wayne Inouye, who will become Gateway’s CEO upon closure of the transaction, was named president and CEO of eMachines in the spring of 2001. He implemented a new business model that revived a firm that most industry observers had dismissed. Under his leadership, eMachines has recorded nine consecutive profitable quarters, increased PC retail market share from nine percent in the first quarter of 2001 to approximately 25 percent in the fourth quarter of 2003 and moved the company from the number-six spot in desktop and notebook PC sales in the United States to number four in the fourth quarter of 2003. eMachines is now considered one of today’s best run and most successful companies in the PC industry.

Inouye said: “This new relationship makes perfect sense for us as we continue growing our business and our customer base in the U.S. and abroad. Gateway is one of the most respected brands in the market and Ted Waitt is a visionary who is once again leading the market with innovation that others are scrambling to follow. Gateway has the capital, the scale, the product line and the management expertise to help us dramatically increase our own growth, and all of us at eMachines are excited to be part of the Gateway team.”

Finally, Waitt said, “I’ve spent a lot of time with Wayne Inouye recently, and there’s no better person to successfully lead Gateway to our future. He’s a great, inspirational leader with world-class skills and deep working knowledge of our respective industries. I look forward to working with Wayne and with the Gateway and eMachines teams to make this company great for our customers, shareholders and employees.”

Editors Note: A conference call for analysts will be held today at 9am EST/6am PST, and a separate call be will be held for media at 11am EST/8am PST. For both calls, the dial-in number is 210-234-8220 and the password is Gateway.

About Gateway

Since its founding in 1985, Gateway (NYSE: GTW) has been a technology and direct-marketing pioneer, using its call centers, web site and retail network to build direct customer relationships. As a branded integrator of personalized technology solutions, Gateway offers consumers, businesses and schools a wide range of thin TVs, digital cameras, connected DVD players, enterprise systems and other products, which work seamlessly with its award-winning line of PCs. Gateway is America’s second most admired computer company, according to Fortune magazine3, and its products and services received more than 130 awards and honors last year. Visit www.gateway.com for more information.

About eMachines, Inc.

Recently noted the No. 4 top-selling desktop and notebook PC vendor in the United States by industry analysts IDC, eMachines, Inc. is a privately held company dedicated to providing consumers with affordable, high-value personal computers. Incorporating the same high-quality, brand-name components as other major PC brands, eMachines is able to offer premium value to its customers by working closely with its manufacturing and retail partners, and by strictly maintaining one of the lowest operating costs in the PC industry. Since inception, eMachines has shipped more than six million PCs through leading national and international retailers, catalog and online merchandisers. For more information, visit www.emachines.com.

[1]	Source: IDC 2003 PC shipment data
[2]	Source: NPD and Gateway retail sales data
[3]	Source: Fortune magazine, March 3, 2003

Special Note

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause Gateway’s results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information related to results is subject to finalization of results, including appropriate adjustments to returns and inventory, and completion of its year-end audit. All statements, other than statements of historical fact, are statements that could be forward-looking statements, including any projections or preliminary estimates of future financial and operating performance; any statements of plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; statements of belief and any statement of assumptions underlying any of the foregoing.

The risks that contribute to the uncertain nature of these statements include, among others, the risk that the transaction will not close; that the businesses will not be integrated successfully to achieve the expected results; disruption from the merger that could adversely impact relationships with customers, suppliers and employees; competitive factors and pricing pressures, including the impact of aggressive pricing cuts by larger competitors; general conditions in the personal computing industry, including changes in overall demand and average selling prices, shifts from desktops to mobile computing products and information appliances and the impact of new microprocessors and operating software; the ability to transform the company to a technology solutions provider and restructure its operations and cost structure; component supply shortages; short product cycles; the ability to access new technology; infrastructure requirements; risks of international business; foreign currency fluctuations; ability to grow in e-commerce; risks of minority equity investments; risks relating to new or acquired businesses, joint ventures and strategic alliances; risks related to financing customer orders; changes in accounting rules; the impact of litigation and government regulation generally; inventory risks due to shifts in market demand; changes in product, customer or geographic sales mix; the impact of employee reductions and management changes and additions; and general economic conditions, and other risks described from time to time in Gateway’s Securities and Exchange Commission periodic reports and filings. Gateway assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.